Exhibit (b)(2)

JEFFERIES FINANCE LLC

520 Madison Avenue

New York, New York 10022

CONFIDENTIAL

November 22, 2013

AMENDMENT TO COMMITMENT LETTER

Salix Pharmaceuticals, Ltd.

8510 Colonnade Center Drive

Raleigh, North Carolina 27615

Attention: Carolyn Logan, President and Chief Executive Officer

Re: Acquisition of Santarus, Inc./Project Valley

Ladies and Gentlemen:

We refer to that certain Commitment Letter, dated November 7, 2013 (including the exhibits, schedules and annexes thereto, the “Commitment Letter”) between us and you. Terms used but not defined in this letter agreement (this “Amendment to Commitment Letter”) shall have the meanings assigned thereto in the Commitment Letter.

1. Amendments.

In consideration of the premises herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree to:

(a) amend the second paragraph contained in Section 2 of the Commitment Letter by deleting the percentage “30%” appearing therein and inserting the percentage “40%” in lieu thereof; and

(b) amend General Condition 7 on Exhibit D to the Commitment Letter by deleting the number “15” and inserting the number “12” in lieu thereof in each instance appearing in such General Condition.

2. Miscellaneous Provisions.

(a) This Amendment to Commitment Letter is limited to the matters specified herein and shall not constitute a modification, acceptance or waiver of any other provision of the Debt Financing Letters or any Definitive Debt Document.

(b) This Amendment to Commitment Letter may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment to Commitment Letter by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment to Commitment Letter.

(c) THE VALIDITY OF THIS AMENDMENT TO COMMITMENT LETTER, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO (WHETHER IN CONTRACT, TORT OR OTHERWISE) SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(d) This Amendment to Commitment Letter shall become effective on the date (“Amendment Effective Date”) when you and we shall have signed a counterpart hereof (whether the same or different counterparts).

(e) From and after the Amendment Effective Date, all references to the Commitment Letter in the Debt Financing Letters or any Definitive Debt Document shall be deemed to be references to the Commitment Letter as modified hereby on the Amendment Effective Date.

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Very truly yours,
JEFFERIES FINANCE LLC

By:	/s/ E. JOSEPH HESS
Name: E. Joseph Hess
Title: Managing Director

Accepted and agreed to as of the

date first above written:

SALIX PHARMACEUTICALS, LTD.

By:	/s/ CAROLYN J. LOGAN
Name: Carolyn J. Logan
Title: President and Chief Executive Officer